Exhibit 5.2

July 3, 2013

Ducommun Incorporated

23301 Wilmington Avenue

Carson, California, 90745-6209

Re: Ducommun Incorporated – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Alabama (the “State”) counsel for Miltec Corporation, an Alabama corporation (“Miltec”), a subsidiary of Ducommun Incorporated, a Delaware corporation (the “Company”), in connection with the guarantees of the Debt Securities (defined below) by the guarantors, including Miltec (the “Debt Securities Guarantees” and such guarantors, the “Guarantors”) related to the Company’s preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of, among other things, the Company’s debt securities, which may either be senior debt securities (“Senior Debt Securities”), senior subordinated debt securities (“Senior Subordinated Debt Securities”) or junior subordinated debt securities (the “Junior Subordinated Debt Securities” and, collectively with the Senior Debt Securities and the Senior Subordinated Debt Securities, the “Debt Securities”). The Debt Securities, Debt Securities Guarantees, and any common stock, preferred stock, depositary shares, purchase contracts, warrants, and units issued under the Registration Statement are collectively referred to herein as the “Securities.” The Debt Securities are to be issued under an indenture among the Company, the Guarantors and a trustee to be named at the time such Debt Securities are issued (the “Base Indenture”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the form of Base Indenture, forms of the Debt Securities and Debt Securities Guarantees, and such other documents, corporate records, certificates of officers of the Company and Miltec and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, Miltec and others.

July 3, 2013

In addition, we have reviewed the Amended and Restated Articles of Incorporation of Miltec and the Amended and Restated Bylaws of Miltec, and the Certificate of the Secretary of Miltec Corporation, dated July 3, 2013, and such other documents, instruments, certificates and agreements of Miltec and public officials, as we have deemed necessary or advisable to review in order to render the opinions set forth below.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Miltec is a corporation validly existing under the laws of the State of Alabama.

2. Miltec has the requisite corporate power to execute, deliver and perform its obligations under the Debt Securities Guarantees and any related collateral documents issued by Miltec to secure the obligations of the Debt Securities Guarantees.

The foregoing opinion is subject to the following additional assumptions, qualifications, limitations and exceptions:

(i) The opinions expressed herein are limited to matters of the laws of the State. We express no opinion as to the laws of any other jurisdiction. In addition, our opinion is limited to laws that are in effect on the date hereof.

(ii) We have assumed that Miltec will take any and all corporate and shareholder action necessary to authorize and approve the execution, delivery and performance of the Debt Securities Guarantees and any related collateral documents prior to the execution of the Debt Securities Guarantees and any related collateral documents.

(iii) We have not reviewed and we express no opinion regarding the Registration Statement or any preliminary prospectus, prospectus, pricing supplement or similar document related thereto that may be prepared in connection with the transactions contemplated by the Base Indenture.

This opinion is an expression of professional judgment regarding the legal matters addressed and not a guaranty that a court will reach any particular result. This opinion is limited to the matters stated herein and no opinion may be implied or inferred beyond the matters expressly stated herein. This opinion is as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the facts, circumstances or law which may hereafter occur.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

July 3, 2013

Sincerely,

/s/ BALCH & BINGHAM LLP